Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

July 29, 2008

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Gamma Pharmaceuticals Inc. 2008 Non-Qualified Consultant Stock Compensation Plan, of our report dated July 7, 2008, with respect to our audit of the financial statements of Gamma Pharmaceuticals Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2008, filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada